Exhibit 99
FOR IMMEDIATE RELEASE




Contact:	Jack L. Brozman
		CenCor, Inc.
		5800 Foxridge Drive, Suite 500
		Mission, Kansas 66202
		(913) 831-6334

CENCOR ANNOUNCES ACTION TO EXTEND LIQUIDATION PERIOD

Mission, Kansas - August 30, 1999. . .CENCOR, Inc. (the "Company") announced that on August 27, 1999 the Delaware Court of Chancery issued an order to the dissolved Company granting an extension of duration of the Company's existence in order to complete various wind-down tasks from October 1, 1999 to December 23, 1999. The Delaware Court of Chancery order permits the Company to seek a further extension of its coporate existence, if necessary.

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